UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2017

TRI Pointe Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	61-1763235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19540 Jamboree Road, Suite 300, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 438-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Underwriting Agreement

On March 17, 2017, TRI Pointe Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”) and VIII/TPC Holdings, L.L.C., a fund affiliated with Starwood Capital Group, (the “Selling Shareholder), relating to the offering and sale by the Selling Shareholder of 11,985,905 shares of common stock, $0.01 par value per share, of the Company (the “Shares”), to the Underwriter, subject to and upon the terms and conditions set forth therein (the “Offering”). The Shares are being sold by the Selling Shareholder to the Underwriter at a price of $12.76 per share. The Company will not receive any proceeds from the Offering.

The material terms of the Offering are described in the prospectus supplement, filed on March 21, 2017 (the “Prospectus”) by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The Offering is made pursuant to a Registration Statement on Form S-3, as amended (File No. 333-211523). The Offering is expected to close on March 22, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Shareholder, conditions to closing, indemnification obligations of the Company, the Selling Shareholder and the Underwriter, and termination and other customary provisions. The foregoing description and the description contained in the Prospectus are incomplete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and incorporated herein by reference. The opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the Shares is included as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Report.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 17, 2017, among TRI Pointe Group, Inc., VIII/TPC Holdings, L.L.C. and Citigroup Global Markets Inc.

5.1	Opinion of Gibson, Dunn and Crutcher LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2017

TRI Pointe Group, Inc.

By	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated as of March 17, 2017, among TRI Pointe Group, Inc., VIII/TPC Holdings, L.L.C. and Citigroup Global Markets Inc.

5.1	Opinion of Gibson, Dunn and Crutcher LLP